Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-20685, 333-115271, 333-105087, 333-81154, 333-34077, 333-149637, 333-122064 and 333-173190) of Bally Technologies, Inc. of our report dated December 20, 2013 relating to the financial statements of SHFL entertainment, Inc., which appears in the Current Report on Form 8-K/A of Bally Technologies, Inc. dated November 25, 2013.

/s/ PricewaterhouseCoopers LLP
Las Vegas, Nevada
February 10, 2014